Affinity Bancshares, Inc

Announces Third Quarter 2021

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”), (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.8 million for the three months ended September 30, 2021 as compared to $1.9 million for the corresponding prior year period. For the nine months ended September 30, 2021, the Company reported net income of $6.3 million as compared to $1.7 million for the corresponding prior year period.

	For the three months ended,				For the nine months ended,
Performance Ratios:	September 30, 2021	June 30, 2021	March 31, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Return on average assets	0.91%	1.18%	1.11%	0.90%	1.06%	0.31%
Return on average equity	6.00%	7.95%	8.03%	9.46%	7.29%	2.86%
Net interest margin	3.78%	4.10%	4.65%	3.81%	4.17%	3.69%
Efficiency ratio	65.87%	58.30%	64.96%	60.95%	63.08%	82.94%

Results of Operations

Net income was $1.8 million for the three months ended September 30, 2021, compared to $1.9 million for the three months ended September 30, 2020. We have strategically made additional hires to further enhance our business development efforts. Net income increased $4.6 million to $6.3 million for the nine months ended September 30, 2021, compared to $1.7 million for the nine months ended September 30, 2020. Our net income in 2020 was reduced as a result of merger related expenses. Merger related expenses for the nine months ended September 30, 2020, were $2.8 million.

Net Interest Income and Margin

Net interest income decreased $300,000, and was $6.9 million for the three months ended September 30, 2021, compared to $7.2 million for the three months ended September 30, 2020. Average interest-earning assets decreased by $34.5 million for the three months ended September 30, 2021. Net interest income increased $4.4 million, and was $22.6 million for the nine months ended September 30, 2021, compared to $18.2 million for the nine months ended September 30, 2020. Average interest-earning assets increased by $66.2 million for the nine months ended September 30, 2021. Net interest margin for the three months ended September 30, 2021, decreased to 3.78%, from 3.81% for the same prior year period. The net interest margin compression was primarily due to the excess balance sheet liquidity and the lower interest rate environment. Net interest margin for the nine months ended September 30, 2021, increased to 4.17% from 3.69% for the same prior year period. For the three months ended September 30, 2021, the cost of average interest-bearing liabilities decreased to 0.65% from 1.00% for the corresponding prior year period. For the nine months ended September 30, 2021, the cost of average interest-bearing liabilities decreased to 0.69% from 1.18% for the corresponding prior year period. The total cost of deposits (including non-interest-bearing deposits) was 0.60% for the three months ended September 30, 2021 compared to 1.03% for the three months ended September 30, 2020. For the nine months ended September 30, 2021, the cost of deposits was 0.66% compared to 1.21% for the nine months ended September 30, 2020. The decrease was due to decreasing deposit rates related to the decrease in market rates.

Provision for Loan Losses

For the three months ended September 30, 2021, the provision for loan loss expense was $225,000 compared to $600,000 for the three months ended September 30, 2020. We increased our provision expense in 2020 due to the uncertainty related to the pandemic. For the nine months ended September 30, 2021, the provision for loan loss expense was $975,000 compared to $1.4 million for the nine months ended September 30, 2020. As the economy began to improve in 2021, less provision expense was required. Net loan recoveries were $19,000 for the three months ended September 30, 2021, compared to $125,000 for the three months ended September 30, 2020. Net loan recoveries were $295,000 for the nine months ended September 30, 2021, compared to $177,00 for the nine months ended September 30, 2020.

Non-interest Income

For the three months ended September 30, 2021, noninterest income increased $225,000 to $771,000 compared to $546,000 for the three months ended September 30, 2020. This was a result of increases in service charges on deposits accounts, interchange income, and secondary market fee income. For the nine months ended September 30, 2021, noninterest income increased $508,000 to $2.1 million compared to $1.6 million the nine months ended September 30, 2020, due to income received from a bank-owned life insurance death benefit claim, an increase in service charges on deposits accounts, and gains on the sale of Bank owned properties.

Non-interest Expense

Operating expenses increased $275,000 to $5.0 million for the three months ended September 30, 2021, compared to $4.8 million for the three months ended September 30, 2020. We have strategically made additional hires to further enhance our business development efforts. Operating expenses decreased $817,000 to $15.6 million for the nine months ended September 30, 2021 compared to $16.4 million for the nine months ended September 30, 2020. We had an increase in salary and employee expense in 2020 due to the merger.

Income Tax Expense

We recorded income tax expense of $575,000 for each of the three months ended September 30, 2021 and 2020. We recorded income tax expense of $1.9 million for the nine months ending September 30, 2021 compared to $324,000 for the nine months ended September 30, 2020. The effective tax rate was 24.17% for the three months ended September 30, 2021 compared to 23.53% for the three months ended September 30, 2020. The effective tax rate was 23.26% for the nine months ended September 30, 2021 compared to 16.40% for the nine months ended September 30, 2020. The higher effective tax rate for the current year nine-month period was primarily due to higher net income before taxes in 2021.

Financial Condition

Total assets decreased by $60.7 million to $790.0 million at September 30, 2021, from $850.6 million at December 31, 2020. The decrease was due primarily to a decrease in cash and cash equivalents of $47.3 million due to our no longer using the Paycheck Protection Liquidity Facility (PPPLF) for funding as well as a decrease in net loans of $28.7 million. Cash and equivalents decreased $47.3 million, to $130.9 million at September 30, 2021, from $178.3 million at December 31, 2020, as the PPPLF was not used for funding at quarter end and excess cash from the stock offering was returned. Total investment securities available for sale increased by $20.0 million at September 30, 2021, as compared to December 31, 2020, as we deployed excess liquidity. Total loans decreased $27.4 million to $571.2 million at September 30, 2021 from $598.6 million at December 31, 2021, including PPP loans of $31.7 million and $101.8 million at September 30, 2021 and December 31, 2020, respectively. Deposits decreased by $24.9 million to $615.2 million at September 30, 2021 compared to $640.2 million at December 31, 2020, which reflected a decrease in certificate of deposits of $26.7 million, partly offset by an increase in non-interest-bearing deposits of $36.2 million. The loan-to-deposit ratio at September 30, 2021 was 91.6%, as compared to 92.5% at December 31, 2020. Interest-bearing checking accounts decreased $47.1 million as a result of the completion of the second step conversion. Stockholders’ equity increased to $119.7 million at September 30, 2021, as compared to $80.8 million at December 31, 2020, primarily due to the completion of our mutual-to-stock conversion and related stock offering on January 20, 2021. We sold 3,701,509 shares of common stock at $10.00 per share and raised gross proceeds of $37.1 million in the offering.

Asset Quality

The Company’s non-performing loans increased to $6.2 million at September 30, 2021, as compared to $4.9 million at December 31, 2020. The allowance for loan losses as a percentage of non-performing loans was 122.8% at September 30, 2021, as compared to 129.8% at December 31, 2020. The Company’s allowance for loan losses was 1.33% of total loans at September 30, 2021, as compared to 1.06% at December 31, 2020. The allowance as a percentage of total loans increased due to the decrease in PPP loans.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended September 30,
	2021			2020
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans excluding PPP loans	$520,273	$6,470	4.97%	$500,615	$6,418	5.13%
PPP loans	48,169	862	7.16%	130,352	2,108	6.47%
Securities	40,569	216	2.13%	20,619	80	1.55%
Interest-earning deposits	115,330	53	0.18%	107,029	36	0.13%
Other investments	2,476	21	3.37%	2,722	29	4.26%
Total interest-earning assets	726,817	7,622	4.19%	761,338	8,671	4.56%
Non-interest-earning assets	64,408			67,455
Total assets	$791,225			$828,793

Interest-bearing liabilities:
Savings accounts	$93,717	100	0.43%	$100,335	206	0.82%
Interest-bearing checking accounts	83,519	43	0.21%	71,374	69	0.38%
Market rate checking accounts	136,984	117	0.34%	121,118	227	0.75%
Certificates of deposit	105,285	369	1.40%	157,911	661	1.68%
Total interest-bearing deposits	419,505	629	0.60%	450,738	1,163	1.03%
FHLB advances	49,039	132	1.07%	46,362	159	1.37%
PPPLF borrowings	—	—	—	59,118	52	0.35%
Other borrowings	—	—	—	10,717	46	1.72%
Total interest-bearing liabilities	468,544	761	0.65%	566,935	1,420	1.00%
Non-interest-bearing liabilities	203,336			183,275
Total liabilities	671,880			750,210
Total stockholders' equity	119,345			78,583
Total liabilities and stockholders' equity	$791,225			$828,793
Net interest income		$6,861			$7,251
Net interest rate spread (1)			3.55%			3.56%
Net interest-earning assets (2)	$258,273			$194,403
Net interest margin (3)			3.78%			3.81%
Average interest-earning assets to interest-bearing liabilities	155.12%			134.29%

____________________________

(1)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Nine Months Ended September 30,
	2021				2020
	Average Outstanding Balance	Interest		Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans excluding PPP loans	$503,373	$18,98	5	5.03%	$497,271	$19,497	5.23%
PPP loans	92,651	5,439		7.83%	67,871	2,549	5.01%
Securities	31,374	472		2.01%	18,871	304	2.15%
Interest-earning deposits	92,880	134		0.19%	69,617	185	0.35%
Federal Home Loan Bank of Atlanta stock	2,273	57		3.32%	2,692	88	4.36%
Total interest-earning assets	722,551	25,087		4.63%	656,322	22,623	4.60%
Non-interest-earning assets	63,028				60,721
Total assets	$785,579				$717,043

Interest-bearing liabilities:
Savings accounts	$93,823	310		0.44%	$85,261	725	1.13%
Interest-bearing checking accounts	88,154	138		0.21%	65,285	214	0.44%
Market rate checking accounts	130,933	378		0.39%	108,383	794	0.98%
Certificates of deposit	114,623	1,284		1.49%	159,240	2,056	1.72%
Total interest-bearing deposits	427,533	2,110		0.66%	418,169	3,790	1.21%
FHLB advances	41,471	350		1.13%	49,770	531	1.42%
PPPLF borrowings	1,368	4		0.35%	24,255	63	0.35%
Other borrowings	559	11		2.58%	8,054	55	0.92%
Total interest-bearing liabilities	470,931	2,475		0.69%	500,248	4,439	1.18%
Non-interest-bearing liabilities	199,971				139,728
Total liabilities	670,902				639,976
Total stockholders' equity	114,677				77,066
Total liabilities and stockholders' equity	$785,579				$717,042
Net interest income		$22,612				$18,184
Net interest rate spread (1)				3.94%			3.42%
Net interest-earning assets (2)	$251,620				$156,074
Net interest margin (3)				4.17%			3.69%
Average interest-earning assets to interest-bearing liabilities	153.43%				131.20%

____________________________

(1)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
	(unaudited)
	(In thousands)
Assets

Cash and due from banks, including reserve requirement of $0 at September 30, 2021 and December 31, 2020	$17,321	$5,552
Interest-earning deposits in other depository institutions	113,589	172,701
Cash and cash equivalents	130,910	178,253
Investment securities available-for-sale	44,071	24,005
Other investments	2,476	1,596
Loans, net	563,539	592,254
Other real estate owned	—	1,292
Premises and equipment, net	7,425	8,617
Bank owned life insurance	15,285	15,311
Intangible assets	18,797	18,940
Accrued interest receivable and other assets	7,462	10,360
Total assets	$789,965	$850,628

Liabilities and Stockholders' Equity

Liabilities:
Savings accounts	$92,003	$96,591
Interest-bearing checking	82,750	129,813
Market rate checking	138,592	121,317
Non-interest-bearing checking	196,990	160,819
Certificate of deposits	104,896	131,625
Total deposits	615,231	640,165
Federal Home Loan Bank advances	49,020	19,117
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	—	100,813
Other borrowings	—	5,000
Accrued interest payable and other liabilities	6,011	4,748
Total liabilities	670,262	769,843

Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized, 6,872,634 issued and outstanding at September 30, 2021 and 19,000,000 shares authorized, 6,968,469 issued and 6,865,653 outstanding at December 31, 2020) (1)	69	77
Preferred stock (10,000,000 shares authorized, no shares outstanding at September 30, 2021 and 1,000,000 shares authorized, no shares outstanding at December 31, 2020)	—	—
Additional paid in capital	67,899	33,620
Treasury stock, 102,816 shares at December 31, 2020, at cost (1)	—	(1,268)
Unearned ESOP shares	(5,056)	(2,453)
Retained earnings	56,905	50,650
Accumulated other comprehensive (loss) income	(114)	159
Total stockholders' equity	119,703	80,785
Total liabilities and stockholders' equity	$789,965	$850,628
(1)
Amounts related to periods prior to the date of Conversion (January 20, 2021) have been restated to give the retroactive recognition to the exchange ratio applied in the Conversion (0.90686).

AFFINITY BANCSHARES, INC.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
		(In thousands)
Interest income:
Loans, including fees	$7,332	$8,526	$24,424	$22,046
Investment securities, including dividends	237	109	529	392
Interest-earning deposits	53	36	134	185
Total interest income	7,622	8,671	25,087	22,623
Interest expense:
Deposits	629	1,163	2,110	3,789
Borrowings	132	257	365	649
Total interest expense	761	1,420	2,475	4,438
Net interest income before provision for loan losses	6,861	7,251	22,612	18,185
Provision for loan losses	225	600	975	1,400
Net interest income after provision for loan losses	6,636	6,651	21,637	16,785
Noninterest income:
Service charges on deposit accounts	416	351	1,126	1,009
Gain on sales of investment securities available-for-sale	—	—	—	20
Other	355	195	980	569
Total noninterest income	771	546	2,106	1,598
Noninterest expenses:
Salaries and employee benefits	2,715	2,415	7,609	8,767
Deferred compensation	62	70	188	211
Occupancy	633	734	2,329	2,071
Advertising	116	40	296	173
Data processing	520	523	1,518	1,773
Other real estate owned	—	9	19	11
Net (gain) loss on sale of other real estate owned	—	159	(127)	188
Legal and accounting	153	230	555	1,196
Organizational dues and subscriptions	105	70	266	238
Director compensation	50	51	150	153
Federal deposit insurance premiums	61	51	201	304
Writedown of premises and equipment	14	—	888	—
Other	598	400	1,700	1,324
Total noninterest expenses	5,027	4,752	15,592	16,409
Income before income taxes	2,380	2,445	8,151	1,974
Income tax expense	575	575	1,896	324
Net income (loss)	$1,805	$1,870	$6,255	$1,650
Basic earnings per share (1)	$0.26	$0.25	$0.90	$0.22
Diluted earnings per share (1)	$0.26	$0.25	$0.89	$0.22
(1)
Amounts related to periods prior to the date of the Conversion (January 20, 2021) have been restated to give the retroactive recognition to the exchange ratio applied in the Conversion (0.90686-to-one).

AFBI Selected Data

Earnings

($ in millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$3,088
$2,132
$2,318
$1,805
2020Y
2021Q1
2021Q2
2021Q3
Net Earnings

Gross Loans

($ in millions)
$550,000
$540,000
$530,000
$520,000
$510,000
$500,000
$490,000
$498,860
$502,813
$518,244
$539,639
2020Y
2021Q1
2021Q2
2021Q3
Gross Loans *

*Excludes PPP loans, deferred loan fees, and other adjustments. See Non-GAAP Reconciliation

Deposit Composition

Certificate of deposits 17%
Savings accounts 15%
Interest - bearing checking 13%
Money market accounts 23%
Non -interest - bearing checking 32%

Loan Composition

Residential mortgage 1 -4 family 13%
Consumer installment 12%
Commercial real estate 36%
Construction, land and acquisition & development 4%
Paycheck Protection Program loans 5%
Commercial and industrial 30%

AFFINITY BANK

NEWTON FEDERAL

AFBI Share Information

Stock Price

$20.00
$17.00
$14.00
$11.00
$8.00
$5.00
$9.90
$12.19
$12.97
$14.05
2020Y
2021Q1
2021Q2
2021Q3
Stock Price

Stock Price to Tangible Book Value

150.00%
130.00%
110.00%
90.00%
70.00%
50.00%
110.01%
86.97%
90.23%
95.69%
2020Y
2021Q1
2021Q2
2021Q3
Stock Price to TBV

Book Value Per Share

$25.00
$20.00
$15.00
$10.00
$5.00
$-
$11.75
$16.76
$17.12
$17.42
2020Y
2021Q1
2021Q2
2021Q3
Book Value Per Share

Tangible Book Value Per Share

$25.00
$20.00
$15.00
$10.00
$5.00
$-
$9.00
$14.02
$14.37
$14.68
2020Y
2021Q1
2021Q2
2021Q3
Tangible Book Value Per Share *

AFFINITY BANK

NEWTON FEDERAL

* Tangible book value per share equals book value per share minus intangible assets (goodwill and core deposit intangible).

Non-GAAP Reconciliation

Reported amounts for total loans are presented in accordance with GAAP. The Company’s management believes that the following supplemental non-GAAP information, which consists of total loans excluding PPP loans, deferred loan fees and other loan adjustments (consisting of loans in process), provides a better comparison of the amount of the Company’s loan portfolio. Additionally, the Company believes this information is utilized by market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In thousands)
Non-GAAP Reconciliation
Total Loans	$ 571,170	$ 590,011	$ 626,096	$ 598,615
Plus:
Fair Value Marks	1,423	1,497	1,607	1,773
Less:
Payroll Protection Program loans	31,715	71,862	123,996	100,142
Deferred loan fees	1,136	987	878	795
Other Loan Adjustments	103	415	16	591
Gross Loans	$ 539,639	$ 18,244	$ 502,813	$ 498,860